Exhibit 99.1

#507 – 837 West Hastings Street
Vancouver, BC V6C 3N6 / 604-685-1017

N E W S R E L E A S E

Oculus On-track With Data Privacy Compliance Platform Development

Vancouver, British Columbia--(November 19, 2020) - Oculus VisionTech Inc. (TSXV: OVT; OTCQB: OVTZ; FSE: USF1), a cloud document protection and emerging data security provider developing innovative solutions for the data governance and compliance markets, announces the alpha release of their data privacy compliance platform “Forget Me Yes™”.

The “Forget Me Yes™” (FMY) Software-as-a-Service API Platform specifically manages both organizational and individual Right-to-be-Forgotten (RtbF) and Right-of-Erase (RoE) compliance of structured data for California Consumer Privacy Act (CCPA), Nevada SB220, Washington Privacy Act (WPA), Brazil’s LGPD and Europe’s GDPR. Features include easy integration for Salesforce and other third parties, in-time compliance, automated persistent re-query delete including an audit trail for continuous compliance.

“With over 20+ years of custom Salesforce system integration experience, we are excited to be an active evaluation partner for this new Salesforce data privacy tool”, said Jack Corrao, CEO of Corrao Group. “With the active CCPA and new CPRA data privacy regulations here in California, legal compliance has become a very high-priority within the Salesforce Enterprise ecosystem.”

“FMY’s Zero Knowledge Proof (ZKP) platform technology ensures auditable privacy and security throughout the entire compliance process”, said Michael Johnson, CEO and President of OCL. “We are grateful to work with the Corrao Group team and welcome the opportunity for continued collaboration in the months ahead”.

“We are excited to be part of this ever expanding worldwide RegTech industry and look forward to reporting on more development and product offering details as we progress”, stated Rowland Perkins, CEO of Oculus VisionTech.

About Corrao Group

The Corrao Group https://corraogroup.com/ has helped hundreds of Salesforce customers customize the platform to their business in order to maximize their Salesforce investment. They have been providing custom Salesforce consulting services including configuration, development, implementation, integration, analytics and ongoing support for Sales, Service, and Marketing Clouds since 2002.

Learn more about the Corrao Group at https://www.corraogroup.com/.

Oculus VisionTech Inc.	-2-	November 19, 2020
News Release – Continued

About Oculus

Oculus, http://ovtz.com/, is a cyber security company that creates systems for document and multimedia protection to combat tampering and digital piracy. Utilizing proprietary technology originally created for embedding digital watermarking video-on-demand (VOD) systems, Oculus has created a Cloud-based document protection system based on embedded digital watermarking. The Company's systems, services and delivery solutions include document, still image and motion video digital watermark solutions and documents, photographs (still image) and video content protection. Headquartered in Vancouver, British Columbia, Canada, Oculus was founded by experts in image processing and is operated by an experienced management team.

Learn more about Oculus at  http://ovtz.com/ or follow us on Twitter (https://twitter.com/OculusVT) or Facebook (https://www.facebook.com/OculusVisiontech)

About OCL

OCL Technologies https://www.ocltechnologies.com/, a wholly owned subsidiary of Oculus, is specifically focused on providing enterprise organizations and individuals with highly-secure data privacy tools that provide sustained and continuous global regulatory compliance of data subject rights. Headquartered in San Diego, California, OCL Technologies was founded by industry veteran storage technology experts and is operated by an experienced management team.

Learn more about OCL Technologies at https://www.ocltechnologies.com/.

For further information, contact:

Anton Drescher
Telephone: (604) 685-1017
Fax: (604) 685-5777

Website: http://ovtz.com/

TSXV : https://tmxmatrix.com/company/OVT

US OTC Markets (OTCQB): https://www.otcmarkets.com/stock/OVTZ/security

Berlin Borse: https://www.boerse-berlin.com/index.php/Shares?isin=US67575Y1091

Frankfurt Borse: https://www.boerse-frankfurt.de/equity/oculus-visiontech

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

This news release contains forward-looking statements and information within the meaning of applicable securities laws (collectively, “forward-looking statements”), including the United States Private Securities Litigation Reform Act of 1995. All statements in this news release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among others, statements as to the intended uses of the proceeds received from the Offering. Often, but not always, forward-looking statements can be identified by words such as “pro forma”, “plans”, “expects”, “may”, “should”, “budget”, “schedules”, “estimates”, “forecasts”, “intends”, “anticipates”, “believes”, “potential” or variations of such words including negative variations thereof and phrases that refer to certain actions, events or results that may, could, would, might or will occur or be taken or achieved. Actual results could differ from those projected in any forward-looking statements due to numerous factors including risks and uncertainties relating to, among others, the change of business focus of the management of Oculus, the inability of Oculus to pursue its current business objectives, the ability of the Company to obtain any required governmental, regulatory or stock exchange approvals, permits, consents or authorizations required, including TSXV final acceptance of the Offering and any planned future activities, and obtain the financing required to carry out its planned future activities. Other factors such as general economic, market or business conditions or changes in laws, regulations and policies affecting the Company’s industry, may also adversely affect the future results or performance of the Company. These forward-looking statements are made as of the date of this news release and Oculus assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in these forward-looking statements. Although Oculus believes that the beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance those beliefs, plans, expectations, or intentions will prove to be accurate.

Investors should consider all of the information set forth herein and should also refer to the risk factors disclosed in Oculus’ periodic reports filed from time-to-time with the United States Securities Exchange Commission and Canadian securities regulators. These reports and Oculus’ public filings are available at www.sec.gov in the United States and www.sedar.com in Canada.